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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(D) of The
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 13, 2000

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                             PICTURETEL CORPORATION
               (Exact name of Registrant as specified in charter)





DELAWARE                           I-9434                   04-2835972
(State or other jurisdiction       (Commission File         (I.R.S. employer
of incorporation)                  Number)                  identification No.)

                                     -------

                      100 Minuteman Rd., Andover, MA, 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 292-5000
                Registrant's Telephone number including area code


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ITEM 5. OTHER EVENTS.

     Intel Corporation, the State of Wisconsin Investment Board, Halpern Denny Fund II, L.P., and twelve directors and senior managers of PictureTel have executed a Stock Purchase and Investors Rights Agreement with PictureTel (the "Agreement") and agreed to invest $21.8 million in Series B Preference Shares of PictureTel, subject to satisfaction of closing conditions in the Agreement. The parties contemplate a closing on July 24, 2000. An aggregate of 8,738,000 shares will be purchased at a cash purchase price of $2.50 per share.

     The new series of non-voting Series B Preference Stock is convertible into the same number of shares of PictureTel Common Stock (subject to anti-dilution protection) and is entitled to a cumulative 8% preferred dividend, payable when and if declared, and therefafter to participating dividend rights with the Common Stock and Series A Preference Stock of PictureTel. Under the Agreement, each of the investors has ancillary rights to acquire its pro rata share of certain additional issuances of equity securities offered by PictureTel in the future.

     The Agreement also contains various other ancillary provisions, including those relating to maintaining the confidentiality of information, registration rights and information to be provided to the investors in connection with the acquired securities, indemnification and related provisions relating to representations and warranties by the parties in the Agreement, provisions relating to compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, pertaining to any conversion by Intel of its Series B Preference Stock into PictureTel Common Stock and provision for specified minority investments (including on a fully-diluted basis 3% each for Intel Corporation and the State of Wisconsin Investment Board, 0.63% for Halpern Denny Fund II, L.P., and 0.27% in the aggregate for the PictureTel directors and senior managers that are purchasing Series B Preference Shares) in 1414c, Inc., a PictureTel subsidiary formed earlier this year to develop Internet-based communication products and services such as multi-point videoconferencing and voice-over-IP.

     The definitive terms of the new Series B Preference Stock to be purchased by the investors will be set forth in a Certificate of Designation constituting an amendment to PictureTel's Certificate of Incorporation. Such terms will be supplemented by certain contractual provisions in the Agreement, including the purchase rights described above.

     PictureTel mailed a notice dated July 13, 2000 to its shareholders of record under Nasdaq Rule 4460, referring to the contemplated $21.8 million issuance of Series B Preference Stock and advising stockholders of Nasdaq's waiver of its requirement for stockholder approval of such issuance, which was granted upon PictureTel's application, in light of PictureTel's financial position following its "going concern" auditor's opinion for fiscal 1999 and the establishment by PictureTel's senior lenders of certain prerequisites, including the raising of additional equity capital, for permanent senior debt refinancing for PictureTel, that the delay in seeking such stockholder approval would seriously jeopardize PictureTel's financial viability, and upon the approval by the Audit Committee of the Board of Directors of PictureTel of this exception to the Nasdaq requirement. No approval of the



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issuance of the Series B Preference Stock is required by PictureTel's
Certificate of Incorporation or the General Corporation Law of Delaware.












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ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

        (c) EXHIBITS

        EXHIBIT NUMBER         TITLE

              1                Press release dated July 13, 2000.

              2 Ten Day Notice to Shareholders Pursuant to NASDAQ Rule 4460 dated July 13, 2000.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PICTURETEL CORPORATION


                                        /s/ Ralph Takala
                                        ---------------------------------------
                                        Ralph Takala
                                        Chief Financial Officer


Date:    July 14, 2000





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